UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2012

KITE REALTY GROUP TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-32268	11-3715772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

30 S. Meridian Street
Suite 1100
Indianapolis, IN		46204
(Address of principal executive offices)		(Zip Code)

(317) 577-5600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(d): On November 7, 2012, the Board of Trustees (the "Board") of Kite Realty Group Trust (the “Company”) elected Victor J. Coleman as a trustee of the Company, effective immediately.  Mr. Coleman was also appointed to the Corporate Governance and Nominating Committee and the Compensation Committee of the Board. The Board has determined, after considering all of the relevant facts and circumstances known as of the date hereof, that Mr. Coleman is an independent trustee in accordance with the NYSE listing standards and the Company's Corporate Governance Guidelines.

In connection with his election as a member of the Board, Mr. Coleman will be entitled to certain compensation that all of the Company’s non-employee trustees receive, including: (i) $1,000 per Board or Committee meeting and reimbursement for reasonable business expenses incurred in connection with attendance at Board meetings, (ii) a $25,000 annual retainer, paid 50% in cash and 50% in unrestricted common shares (which will be pro rated for Mr. Coleman’s service in 2012), (iii) 3,000 restricted common shares that will vest one year from the date of grant, upon Mr. Coleman’s initial election to the Board, and (iv) annually, beginning in 2013, restricted common shares with a value of $25,000 that will vest one year from the date of grant.

As a non-employee trustee, Mr. Coleman may elect to defer eligible fee and retainer compensation until such time as his service on the Board is terminated, pursuant to the Company’s Trustee Deferred Compensation Plan. Pursuant to the plan, equity compensation which is deferred vests immediately and is credited as a number of deferred share units to an individual account for each trustee. A share unit represents an unfunded right to receive one of the Company’s common shares at a future date. Share units are credited with dividend equivalents to the extent dividends are paid on the Company’s common shares.

The foregoing is qualified in its entirety by reference to the press release announcing such appointment, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits.

Exhibit No.	Description
99.1	Kite Realty Group Trust Press Release dated November 8, 2012

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

Date: November 13, 2012	By:	/s/ Daniel R. Sink
Daniel R. Sink
Executive Vice President,
Chief Financial Officer and Treasurer

EXHIBIT INDEX
Exhibit	Document
99.1	Kite Realty Group Trust Press Release dated November 8, 2012